EXHIBIT 3

                          TRANSOK, INC.
             REVENUES FROM & ON BEHALF OF ASSOCIATE
                COMPANIES AND FROM NON ASSOCIATES
              FOR THE YEAR ENDED DECEMBER 31, 1995
                           (thousands)





PSO Transport                                     $   31,782

PSO Agency                                                 0

PSO - Gas Sales                                       77,584

Transport of PSO Release Gas                          14,219

Sales of PSO Release Gas                             195,752

PSO Purchased Gas Receipts                            75,292

CPL - Gas Sales                                        2,569

WTU - Gas Sales                                        9,686

WTU - Transportation                                   2,486

SWP - Gas Sales                                        4,505

SWP - Transportation                                     539

Energy                                                   291

CSWS                                                     938

ASSOCIATE COMPANY                                  $ 415,643

NON-ASSOCIATE                                      $ 381,744

TOTAL                                              $ 797,387